QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement No. 333-158828 on Form S-8 of our report dated March 9, 2010, relating to the consolidated financial statements of Rosetta Stone Inc. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company's adoption of a new accounting standard), appearing in this Annual Report on Form 10-K of Rosetta Stone Inc. and subsidiaries for the year ended December 31, 2009.

/s/ DELOITTE & TOUCHE LLP

McLean, Virginia
March 9, 2010

QuickLinks

  Exhibit 23.1